Exhibit 10.5

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made and entered into effect as of the 2nd day of October, 2002, by and between Urban Television Network Corporation ("Employer" or "Company"), a Nevada corporation and Randy Moseley ("Employee").

                                   WITNESSETH:

         WHEREAS, The Employer is engaged in or plans to engage in the business of operating a satellite television network with affiliates across the United States of America;

         WHEREAS, In order to achieve its corporate and business objectives, Employer has a vital need for an experienced and qualified President, Chief Executive Officer and Chief Financial Officer;

         WHEREAS, Employee is an experienced and highly qualified President, Chief Executive Officer and Chief Financial Officer with the ability to coordinate and manage a corporation and its financial operations;

         WHEREAS, Employer and Employee mutually desire to agree upon the terms of Employee's employment with Employer;

         NOW THEREFORE, Employer and Employee hereby agree as follows:

                                     I. TERM

         Subject to the provisions of Article V, VI, and VII hereof Employer hereby agrees to employee and Employee hereby agrees to be employed by Employer for a five (5) year period beginning on the date of this agreement.

                                   II. DUTIES

         The Employee is engaged initially to serve as President, Chief Executive Officer and Chief Financial Officer and shall perform all duties required by Employer including, but not limited to those duties and functions normally performed by the President, Chief Executive Officer and Chief Financial Officer subject always to the policies set by the Board of Directors of Urban Television Network Corporation, a Nevada corporation, and such other duties to include:

         (a) Performing all acts, duties and responsibilities necessary to the business of Employer and as may be required from time to time and customarily performed by such an officer of a corporation including, but not limited to, managing, promoting, developing and operating the Company.

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         (b)      Establish  and  implement a corporate  structure and strategic operating plan for the Company.

         (c) Supervise accounting and financial reporting functions of the Company.

         (d) Establish and manage the Urban Television Network Corporation offices in Fort Worth, Texas and other offices across the country as the company grows.

         Employee shall spend a minimum of forty (40) hours a week performing duties assigned by employer. It is understood that from time to time a greater number of hours may be required in order to perform the duties necessary to the successful conduct of the business by Employer. Documented hours over 40 per week shall be placed in a "flex system" which will allow Employee time off at times mutually agreeable to Employer and Employee.

                             III. EXTENT OF SERVICE

         The Employee agrees to perform the duties described in Article II hereof to the best of his ability, and to Employer's reasonable satisfaction.

                          IV. COMPENSATION AND BENEFITS

         A. SALARY---- As compensation for the services to be rendered by the Employee to Employer as described in Article II hereof, during the term hereof, Employer shall pay Employee an initial base salary of Two Hundred Thousand Dollars ($200,000.00) per year ("Base Salary"). The Base Salary shall be paid to Employee semi-monthly, commencing on the effective date hereof, in equal installments. Employer will review Employee's performance on an annual basis for consideration of a raise in salary. The Employee shall be eligible for bonuses as determined by the Board of Directors and/or the compensation committee.

         B. OTHER BENEFITS

                  (1) Employee shall be entitled to a vacation each year during the term of this Agreement of not less than three (3) weeks per year, at a time or times reasonably agreeable to both Employer and Employee, during which time his salary shall be paid in full.

                  (2) Employer shall furnish, at Employer's expense, Employee with medical and dental insurance for Employee and his family

                  (3)  Employee   shall  be   reimbursed  by  Employer  for  all
         reasonable and substantiated business expenses hereunder.


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               V. TERMINATION OF EMPLOYMENT IN THE EVENT OF DEATH

         If Employee shall die during the term of his employment, Employer shall pay to Employee's estate (or to such other recipient as Employee may designate in writing to Employer) his compensation as determined in accordance with the provisions of Paragraph IV hereof for a period of two years after Employee shall have died.

               VI. DISABILITY - WAGE CONTINUATION AND TERMINATION

         If Employee becomes physically or mentally disabled, so as not to be able to perform his full time regular duties as contemplated by this Agreement he shall nevertheless continue to receive his compensation in accordance with the provisions of Paragraph IV hereof for a three (3) year period, including any accrued and unpaid benefits and/or bonuses and including any additional benefits available in accordance with any disability plan which Employer may institute.

           VII. TERMINATION OF EMPLOYMENT ON ACCOUNT OF OTHER REASONS

         A. Termination Without Cause. In the event that the Employee's employment with Employer is terminated by Employer without cause at any time during the term of this Agreement, for any reason other than death or disability or Paragraph B below, Employee shall be entitled to receive, and Employer shall pay, triple the compensation determined in accordance with the provisions of Paragraph IV hereof as well as the value of any accrued and unpaid vacation days, benefits, bonuses as well as expense reimbursements, for the remainder of the Term hereof commencing upon notice of termination without cause, but in no event shall Employee be paid such compensation for less than one (1) year.

         B. Termination With Cause. In the event that Employee's employment under this Agreement is terminated, at any time by Employer, during the term of this Agreement for cause, Employee shall be entitled to receive a ninety day written notice from Employer. During said ninety (90) day period, Employee shall be entitled to receive full compensation and benefits as well as reimbursement of any expenses due. Employee shall not be entitled to earn any further incentive bonus or benefits. "Termination with cause" shall mean the willful breach or habitual neglect of duties of Employee described in Article II hereof.

         C. Employee shall have the right to terminate his employment hereunder at anytime for nonpayment of salary or for dissatisfaction. In the event of such termination, Employee shall be paid his Base Salary in effect at that time and any accrued and unpaid vacation days, benefits and bonuses as well as any expense reimbursements due.


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                           VIII. RESTRICTIVE COVENANTS

         It is understood and agreed that during the period in which Employee is employed under this Agreement Employee shall not engage or enter into any business activity which competes with any business activity as that carried on by Employer or any subsidiary of Employer at any time, either directly or indirectly, as an owner, partner, employee or as a stockholder, officer, or director of any corporation or organization so engaged. If Employee is terminated or is no longer employed by Employer for any reason, there shall be no restrictions on Employee's business activities or employment.


                          IX. MODIFICATION OF AGREEMENT

         This Agreement may be modified by the parties hereto only by written supplemental agreement executed by both parties.

                                    X. NOTICE

         Any notice required or permitted to be given hereunder shall be sufficient if in writing and if sent by registered or certified mail, postage prepaid, addressed as follows:

                  If To Employer:
                           Urban Television Network Corporation
                           18505 Highway 377 South
                           Fort Worth, Texas   76126

                  If To Employee:
                           Randy Moseley
                           645 CR 393
                           Stephenville, Texas   76401


                              XI. WAIVER OF BREACH

         The Waiver by Employer of any breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

                                   XII. TITLES

         The titles of the Articles in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



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                               XIII. GOVERNING LAW

         This Agreement has been executed and delivered in the State of Texas and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of such State. If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceablility of any other provision of this Agreement.


                              XIV. ENTIRE AGREEMENT

         This instrument contains the entire agreement of the parties thereto.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this the 2nd day of October, 2002.



EMPLOYER:                                              EMPLOYEE:
Urban Television Network Corporation
A Nevada Corporation


 /s/ Randy Moseley                                     /s/ Randy Moseley
------------------                                    ------------------
Randy Moseley, President/CEO/Director                 Randy Moseley



 /s/ Marc Pace
--------------
Marc Pace, Director


 /s/ Stanley Woods
------------------
Stanley Woods, Director









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